EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Summit Mutual Funds, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Pinnacle Series of Summit Mutual Funds, Inc. for the period ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Pinnacle Series of Summit Mutual Funds, Inc. for the stated period.

/s/ Steven R. Sutermeister Steven R. Sutermeister President and Chief Executive Officer Summit Mutual Funds, Inc.	/s/ Thomas G. Knipper Thomas G. Knipper Vice President, Controller and Chief Compliance Officer Summit Mutual Funds, Inc.
Dated: 3/7/2007	Dated: 3/7/2007

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Summit Mutual Funds, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.